UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400, Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 17, 2016, SeaWorld Entertainment, Inc. (the “Company” or “SeaWorld”) issued a press release announcing that the killer whales, or orcas, currently in the Company’s care will be the last generation of orcas at SeaWorld and the Company will end all orca breeding as of today.  SeaWorld will introduce new programs at its parks focusing on orca enrichment, exercise, and overall health. This change will start in the Company’s San Diego park next year, followed by San Antonio and then Orlando in 2019.  In addition, SeaWorld announced a new partnership with the Humane Society of the United States (HSUS) to protect oceans and marine animals. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s management will discuss and answer questions about this announcement during a conference call and webcast scheduled for today at 9:00 a.m. Eastern Time (see information in the press release attached hereto as Exhibit 99.1 under “Conference Call and Webcast”).  The presentation materials to be discussed at the conference call and webcast will be available to the public on the “Investor Relations” section of the Company’s website at www.seaworldentertainment.com during the conference call and webcast and will be available for download at the conclusion of the call.  The information contained on, or accessible from, the Company’s website shall not be deemed incorporated by reference herein.

 The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of SeaWorld Entertainment, Inc., dated March 17, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: March 17, 2016	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary